As filed with the Securities and Exchange Commission on May 5, 2011, Registration No.  333-171488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

CITY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Utah	6199	26-1805170
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4685 South Highland Drive, Suite 202
Salt Lake City, UT  84117
(801) 278-9424
(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

Thomas Howells, Chief Executive Officer
City Media, Inc.
4685 South Highland Drive, Suite 202
Salt Lake City, Utah 84117
Tel: (801) 278-9424
Fax: (801) 278-9290
(Name, address, including zip code, and telephone number, including area code of agent for service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement with the same offering.  [   ]

Indicate by Check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share(1)	Price	registration fee
Common Stock, $0.001 par Value	182,000	$0.25	$45,500	$5.50

(1)           Estimated solely for purposes of calculating the registration fee.  The maximum offering price per share is based upon anticipated offering price per share of $0.25 pursuant to Rule 457(a), as the common stock has never traded on any market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

CITY MEDIA, INC.

182,000 shares of Common Stock, $0.001 par value

This prospectus relates to periodic offers and resales of an aggregate of 182,000 shares of our common stock held by certain selling security holders.

All shares are being offered through the selling security holders.  We will not receive any proceeds from the sale of the shares by the selling security holders. The shares of common stock are being offered for sale by the selling security holders at prices determined either by negotiations between the selling stockholder and a prospective buyer  or other trading markets or exchanges where our stock trades or by agreement between selling security holders and the buyer during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.  Our common stock is currently not quoted on any exchange or market.   We may apply in the future for a listing on the OTC Bulletin Board (OTCBB) or Pink Sheets.

A current prospectus must be in effect at the time of the sale of the shares of common stock offered herein.  Each selling stockholder of the common stock is required to deliver a current prospectus upon the sale.  In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.  Therefore, the selling stockholder may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus to read about the risks of investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________, 2010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

CITY MEDIA HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING STOCKHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE.  BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES.  THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

CITY MEDIA HAS NOT AUTHORIZED ANYONE, INCLUDING ANY SALESPERSON OR BROKER, TO GIVE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING, CITY MEDIA, OR THE SHARES THAT IS DIFFERENT FROM THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR ANY SUPPLEMENT TO THIS PROSPECTUS, IS ACCURATE AT ANY DATE OTHER THAN THE DATE INDICATED ON THE COVER PAGE OF THIS PROSPECTUS OR ANY SUPPLEMENT TO IT.

IN THIS PROSPECTUS, REFERENCES TO “CITY MEDIA,” “THE COMPANY,” “WE,” “US,” AND “OUR,” REFER TO CITY MEDIA, INC., AND ITS SUBSIDIARIES.

Prospectus Summary

This summary highlights information contained in this prospectus and may not contain all of the information that should be considered prior to investing in our shares.  We encourage you to read this prospectus in its entirety, with particular attention to the information under “Risk Factors” and our consolidated financial statements and related notes included in this prospectus.

THE OFFERING

Securities offered by Selling Stockholders	182,000shares of common stock

Common stock outstanding before the offering	8,968,000

Common stock to be outstanding after the offering	8,968,000

Use of proceeds	There will be no proceeds from the sale of shares by the selling stockholders

Financial Information
We have limited assets and continue to lose money.  As of December 31, 2010, we had total assets of $116,085, current assets of $11,736 and total current liabilities of $12,055.  Our accumulated deficit at December 31, 2010 was $28,814.  We had a net loss of $10,542 and $4,327 for the quarters ended December 31, 2010 and 2009, respectively.  At our fiscal year ends September 30, 2010 and December 31, 2009 we had total assets of $116,087 and $110,924, respectively.  Current assets at our fiscal year ends September 30, 2010 and December 31, 2009 were $10,078 and $15,732, respectively, and total current liabilities were $1,516 and $2,363, respectively.  Our accumulated deficit for the same periods was $18,272 and $11,839, respectively, and we had a net loss of $6,433 and $7,020, respectively.  Without additional funding, we will not be able to stay in business.  We are hoping to raise capital in the summer of 2011 to provide sufficient working capital to stay in business and to provide for additional ATM machines.  For additional financial information, see Selected Financial Information below and our financial statements starting on page F-1.

Management
Our management only devotes part time to the Company.  Currently our management devotes approximately 10 hours a week to company activities.  In the future as we expand operations and can commence paying salaries, management will expand its time devoted to the Company with the goal of having full time management and employees.  We do not foresee having full time management for at least twelve to eighteen months.   Our current management has outside business interest and we do not expect them to reduce such interests until such time as we can afford to pay them a salary.  Refer to the resumes herein under “Business Experience” on page 29 for other activities of officers and directors.

Risks
As part of your evaluation, you should take into account not only our business approach and strategy, but also special risks we face in our business including our lack of prior operations and revenue and our need for additional funding to execute on our business plan.  For a detailed discussion of these risks and others, see “Risk Factors” beginning on page 8.

Overview

City Media, Inc. (the “Company” or “City Media”) was incorporated in the state of Utah in April, 2005.  On or about September 24, 2010, the Company acquired Charta Systems, Inc. (“Charta”) for five million two hundred fifty thousand (5,250,000) shares of the Company’s common stock.  Following the acquisition of the shares, Charta became a wholly owned subsidiary of the Company.  The acquisition was accounted for as a reverse merger and Charta is considered to be the accounting acquirer.  City Media’s amendment and restated Articles authorized one hundred million (100,000,000) shares, par value $0.001 per share, with ninety million (90,000,000) shares designated as common stock and ten million (10,000,000) shares designated as preferred stock.  There are no preferred shares issued or outstanding and 8,968,000 shares of common stock are outstanding as of the date of the prospectus.

The Company’s operations at inception were in the outdoor mobile advertising market primary focusing on mobile advertising on the sides and backs of commercial trucks.  The company attempted to procure additional clientele through offering washing services to such target market and other high customer traffic areas for small and medium sized businesses. The Company still maintains the vehicle and mobile wash equipment which is currently rented to a former Officer, Craig Miller, at a rate of $500 per month.  In September of 2010, City Media acquired Charta Systems, Inc. Charta Systems has owned and operated non-financial institution cash dispensing only ATM’s (automatic teller machines) since May of 2008.  The machines are placed in hotels, stores, bowling alleys, and other high customer traffic areas for small and medium sized businesses. The Company charges transaction fees on each ATM cash dispensing transaction at various rates as determined by location. The Company currently has eleven ATM’s in operation and owns an additional three ATM machines that are currently pending placement and is seeking to acquire additional machines as favorable new locations become available. When referred to herein the “Company”, “us”, “we”, “our” or City Media, refers to the operations of our wholly-owned subsidiary Charta Systems or City Media, subsequent to the merger on September 24, 2010.

Summary of Financial Information

With the merger of Charta our business focus will primarily be on the business of Charta and all financial information is presented on a consolidated basis.  Charta has been a wholly-owned subsidiary since September 2010. The acquisition was accounted for as a reverse merger and Charta is considered to be the accounting acquirer.  Therefore, the historical financial information presented is that of Charta.

On or about September 28, 2010 in relation to the acquisition of Charta Systems, Inc., the Company changed its fiscal year end from December 31 to September 30.  Consequently, the Company will file a short-year return for the 2010 tax year, and all references to the short year are for the nine month period reflecting our current fiscal year.

As of December 31, 2010, the Company had cash and cash equivalents of $7,630 and a working capital deficit of ($319).  For the short year ended September 30, 2010, the Company had cash and cash equivalents of $6,551 and working capital of $8,562.  At December 31, 2009, the Company had cash and cash equivalents of $10,407 and working capital of $13,369.

The following table shows selected summarized financial data for the Company.  The data should be read in conjunction with the financial statements and notes included in this prospectus beginning on page F-1.

STATEMENT OF OPERATIONS DATA:

City Media, Inc.:
	For the Consolidated Year Ended December 31, 2009 (Audited)	For the Consolidated Short Year Ended September 30, 2010 (Unaudited)	For the Consolidated Three Months Ended December 31, 2009	For the Consolidated Three Months Ended December 31, 2010
Revenues	$40,111	$29,152	$9,034	$10,962
Cost of Goods Sold
Operating Expenses	42,331	31,985	12,162	20.304
Net Income (Loss)	(7,020)	(6,433)	(4,327)	(10,542)
Basic Income (Loss) per Share	(0.01)	(0.01)	(0.01)	(0.01)
Weighted Average Number of Shares Outstanding	5,187,500	5,331,714	5,187,500	8,968,000
BALANCE SHEET DATA:
	December 31, 2009	September 30, 2010	December 31, 2010
Total Current Assets	$15,732	$10,078	$11,736
Total Assets	110,924	116,087	116,085
Total Current Liabilities	2,363	1,516	12,055
Working Capital (Deficit)	13,369	8,562	(319)
Stockholders’ Equity	68,561	74,571	64,030

Corporate Information

City Media, Inc. was incorporated in 2005 in Utah.  Pursuant to the merger with Charta Systems, Inc., on September 24, 2010, Charta Systems, Inc. became a wholly owned subsidiary of City Media, Inc.  Our principal office is located at 4685 S. Highland Drive #202, Salt Lake City, UT  84117.  Our telephone number at this location is (801) 278-9424.

Risk Factors

An investment in our common stock involves a high degree of risk, and should not be made by anyone who cannot afford to lose their entire investment.  You should consider carefully the risks set forth in this section, together with the other information contained in this prospectus, before making a decision to invest in our common stock.  Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment if any of the following risks were to occur.

Risks Related to Our Business

We are a start-up company with limited operating history, limited revenue and have to rely on our ability to raise capital to fund operations and we may not reach profitability .

With the merger with Charta and our focus on Charta’s business operations and plan, we have limited operating history on which to make an investment decision. Accordingly, City Media’s business strategy may not be successful. Failure to implement the business strategy could materially adversely affect our business, financial condition and results of operations. Through December 31, 2010, City Media’s business has not shown a profit in operations and has generated limited revenue.  Additionally, we have very limited resources with only ($319) in working capital at December 31, 2010 and we continue to lose money.  If we cannot achieve operating profitability or raise capital, we may not be able to meet our working capital requirements, which could have a material adverse effect on our business operating results and financial condition resulting in the loss of an investors’ entire investment in us.

We need substantial additional capital to grow and fund our planned business and business strategy and the failure to raise such capital will have a material adverse effect on our business and growth opportunities.

Without significant funding, we may not be able to execute on our business plan and if operational or unexpected expenses arise we may be forced to cease operations.  At this time, we do not have any commitments for the funding we need to expand and even if we obtain such funding it may be on terms and conditions that are not favorable to us and our existing stockholders.  Without funding we will not be able to proceed with planned expansion and our long term success will be doubtful.

We could lose all of some of our locations where we maintain machines which would have a material adverse effect on our business.

The duration and enforceability of contracts with individual locations varies and is subject to a high rate of turnover in their respective management and/or ownership that could affect us adversely. Most location contracts are expensive and difficult to enforce even when they are in place.  Currently, we have eleven locations and are searching for additional locations to deploy ATM machines.  The completion for the best locations or those locations with heavy foot traffic is very competitive and the loss of any of our current locations would be difficult to replace.   Having ATMs that are not deployed hurts our ability to stay in business and further reduces our limited capital, creating serious questions about our ability to remain in operations.

Consumer practices could change and the need for cash from ATM could become less demanded as other forms of payment such as debit cards become more widely used reducing the market for our machines.

As the use of other forms of payment continue to expand such as debit cards and new advancement in smart phone with payment applications on such phones expand, we would anticipate the use of ATMs to decline.  Although we have not experienced declines at this time, we would anticipate the overall market for ATMs use may decline in the future which would negatively impact our business.

We are small and face extensive competition from not only banks and financial institution but from other larger private ATM providers which could seek to take locations from us and given their size could offer better terms to landlords which would materially impact our business.

Since we have only a few machines and compete in a very competitive environment with large financial institutions and other larger ATM providers for the best locations, we currently tend to have less desirable locations then our competitors.  Additionally, as ATM providers continue to expand their business, they are slowly moving into areas we currently have our machines and will be seeking to have the landlords place their ATM machines and remove ours.  Since our contracts are short term in nature, and the product offered is generic, other providers may be able to offer better terms or splits then we can offer which would result in the removal of our machine and the placing of their machines.  The loss of any location would have a negative material effect on our business.

We could lose our processing firm due to a number of factors which could affect our ability to generate revenue.

We rely on a processing firm to handle the actual ATM transactions and all of our ATMs are connected to its system.  If we were to lose the processing firm, our ATM system would be down until a new processor can be found.  There are a large number of processors we could quickly affiliate with but transition time and location interruptions would adversely effect our relationships with locations.   Even though new processing firms can be added, it will take time and during such period, all of our ATMs would be down which would create problems for the establishments where are machines are located.  Since there are other ATM providers, it would be fairly easy for an establishment to replace one of our machines quickly and it would be unlikely we would be able to reestablish the location in the future.  The loss of any location, while we are small, would have a material adverse effect on our business operations and cash flow.

We are subject to increasing risks associated with ATM fraud, including but not limited to, skimming, PIN theft, and other technologies designed to compromise machines and obtain money from them illegally.

The Company has complied with all recommended upgrades put forth by the ATM industry including full Triple DES upgrades on all of its machines and equipment and monitors activity by remote computer access on a daily basis.  However, ATM fraud has been increasing and we are subject to such fraud as are all ATM operators.  Additionally, as consumers become more concerned about ATM fraud, the use of ATM could diminish resulting in fewer transaction fees for ATM operators.  The loss of business as a result of fraud could have a material effect on our business and deplete our vault cash.

Our internal systems and operations are untested and may not be adequate and could adversely affect our ability to continue our planned business.

Our internal systems and operations are new and unproven at scale.  Growth in the number of ATM locations could place unanticipated strain on our systems used to efficiently manage and operate our planned services.  This could have a material adverse effect upon our business, results of operations and financial condition and could force us to halt our planned operations or continued expansion of those planned operations, causing us to lose any opportunity to gain significant anticipated market share in our industry. Our ability to compete effectively as a provider of ATM machines and to manage future growth will require us to continue to improve our operational systems, our organization and our financial and management controls, reporting systems and procedures. We may fail to make these improvements effectively.

Currently, management only devotes a limited amount of their time to the endeavors of the Company which may result in delays in funding, missed opportunities, and conflicts of interests with other activities of our management all of which could have a material adverse effect on our business.

Our management only devotes part time to the Company.  Currently our management devotes approximately 10 hours a week to company activities.  Without the ability to pay any salaries, we have had to rely on management providing their time to the Company in limited amounts while they maintain other jobs.  Hopefully, once we have attained additional funding and can pay salaries, we will be able to have full time management but we do not expect to have full time managers, for at least twelve to eighteen months at the earliest.  Until we can afford to pay salaries, we will have to rely on the limited time commitments we can obtain from management.  By having only part time management, we may not be able to timely complete a fund raising, may miss business opportunities, may have difficulty in keeping our ATM machines stocked with cash and may not be responsive enough to landlords where we place our ATMs to keep them happy with our services, all of which could have a material adverse effect on our business operations and could result in the loss of an investors’ entire investment in the Company.  Refer to the resumes herein under “Business Experience” on page 29 for other activities of officers and directors.

Our inability to attract and maintain key personnel required to implement our business strategy could adversely affect our ability to continue our current and planned business resulting in slower growth.

We are currently dependent on a management team that is only part time and is not paid.  We feel to be successful, we will need to be able to attract additional personnel that have experience in placing ATM machines and understand our business model and need to grow.  Until we have additional capital, we will be unable to expand by hiring additional employees and will have to continue to rely on current management.  We would like to hire two to three additional employees that can focus on placing additional machines and servicing our ATM machines and any new machines.  Additionally, we would like to hire a full time CFO to help manage the business operations and handle the tracking of the money.   If executives or other new hires integrate poorly, perform badly, or do not have the anticipated experience or skill sets required, our current and planned business endeavors could be harmed.  Planned personnel, management practices and controls may also prove to be inadequate to provide services acquire customers and partners and operate the business, and any gaps or failures may have a material adverse effect on our business, financial condition and results of operations.

Our operating results may fluctuate in the future.

Our quarterly and annual results of operations may fluctuate in the future as a result of a variety of factors, many of which are outside of our control. Fluctuations in our quarterly or annual results of operations might result from a number of factors, including, but not limited to:

•	the timing and volume of ATM transactions;

•	the timing and success of installing ATMs in new locations by us or our competitors;

•	seasonality in the use of our services;

•	reductions in the level of interchange rates that can be charged;

•	fluctuations in customer retention rates at ATM locations;

•	changes in the mix of products and services offered by our competitors;

•	changes in the mix of retail distributors through which we maintain ATM’s;

•	the timing of commencement, renegotiation or termination of relationships with significant volume locations;

•	changes in our or our competitors’ pricing policies or services;

•	the timing of costs of any transaction disputes to which we are a party from time to time;

•	the amount and timing of operating costs related to the maintenance and expansion of our business, operations and infrastructure, including unforeseen regulatory required upgrades;

•	our ability to control costs, including third-party service provider and maintenance costs;

•	our ability to retain officers and directors for no or limited compensation until we obtain profitability; and

•	changes in the regulatory environment affecting the banking or electronic payments industries generally.

Present members of management currently own in excess of a majority of our outstanding voting securities and can elect all directors who in turn elect all officers, without the votes of any other stockholders effectively giving management complete control over our direction and limiting stockholders’ ability to change management if they do not like our direction or management.

Messrs. Howells, Timble and Jenson, who comprise all of the members of our current directors and executive officers collectively own 62.65% of our outstanding voting securities and accordingly, have effective control of us and may have effective control of us for the near and long term future.  Votes of other stockholders can have little effect when we are managed by our Board of Directors and operated through our officers, all of whom can be elected by these persons.

Future stock issuances could severely dilute our current stockholders’ interests and make it more difficult to sell current investors stock interests.

Our Board of Directors has the authority to issue up to 90,000,000 authorized shares of our common stock or stock options to acquire such common stock; or up to 10,000,000 shares of preferred stock with rights, privileges and preferences designated by the Board of Directors. The future issuance of common stock or preferred stock may result in dilution in the percentage of our common stock held by our existing stockholders. Also, any stock we sell in the future may be valued on an arbitrary basis by us and the issuance of shares of common stock or preferred stock for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held

by our existing stockholders.   Additionally, any future offerings may reduce the demand for our shares held by current shareholders or investors as potential buyers of our shares of common stock may have already purchased in a secondary offering directly from us.  As such, any future offerings may make it more difficult for current shareholders or investors to sell their shares which would have a negative effect on our stock price and possibly make it very difficult to resell our shares of common stock.

We do not expect to pay dividends in the near future.

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. The declaration and payment in the future of any cash or stock dividends on the common stock will be at the discretion of our Board of Directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the common stock, our future earnings, if any, capital requirements, financial condition and such other factors as our Board of Directors may consider to be relevant from time to time. Our earnings, if any, are expected to be retained for use in expanding our business.

We are subject to changes in banking laws and rules and regulations of governmental agencies that oversee the financial industry which changes could have a material adverse effect on our business including proposed regulation introduced in 2010 to limit the amount that ATM operators can charge customers.

Although there are no current regulations which we believe are harmful to our business, proposed regulations, including regulations limiting fees that can be charged on ATM transactions, along with other regulatory actions by agencies at federal and state levels could render the operations of the Company no longer viable.  We do not currently know of any  regulations other than those discussed under the Caption “Effect of Existing or Probable Governmental Regulations on our Business” herein, but believe there will remain a definite likelihood as the banking, pre-paid, and gift card industries experience more regulatory controls.  We would anticipate any such regulations to have a material adverse effect on our business and profitability, particularly those proposed regulations limiting the fees we can charge.

Risks Related to Our Common Stock

Our common stock is classified as a “penny stock” under SEC Rules and Regulations, which means there is a very limited or no trading market for our shares.   We may apply in the future for a listing on the OTCBB or Pink Sheets.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 of the SEC.  Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years); or $5,000,000 (if in continuous operation for less than three years); or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.   Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Moreover, Rule 15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to (i) obtain from the investor information concerning his, her or its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor, and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of such shares.

Due to the lack of a public market listing and likelihood of substantial instability in our common stock price, if a market does develop, you may not be able to sell your shares at a profit or at all, and as a result, any investment in our shares could be totally lost.

Although we may apply for a listing on the OTCBB or Pink Sheets in the future, there is currently no public market for our common stock.   Even if a market develops, as with the market for many other small companies, any market price for our shares is likely to continue to be very volatile and limited.  We would anticipate our common stock would have very limited volume and as a “penny stock,” many brokers will not trade in our stock limiting our stocks’ liquidity.  As such it may be difficult to sell shares of our common stock.  Investors should view our common stock as a high risk long term investment.

Our common stock is not currently listed and if it becomes listed it will have no trading history, and it will be difficult to determine any market trends or prices for our shares and additional shares that become available under Rule 144 could cause the price of our stock to decrease.

Although we may apply for a listing on the OTCBB or Pink Sheets in the future, our common stock currently is not quoted on any exchange or market.   The sale or potential sale of shares of our common stock that may become publicly tradable under this prospectus or Rule 144 in the future may have a severe adverse impact on any market that develops for our common stock, and you may lose your entire investment or be unable to resell any shares in us that you purchase.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Use of Proceeds

We will not receive any proceeds upon the resale of shares by the selling security holders.

Determination of Offering Price

Our common stock will be offered by the selling security holders in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale. The shares may be resold directly by the selling stockholders in the open market at prevailing prices or through negotiations between selling stockholder and prospective buyer or through agents, underwriters, or dealers. We will not control or determine the price at which the shares are sold.

Selling Security Holders

The shares of common stock of City Media offered by the selling stockholders will be offered at $0.25 . There are no other arrangements or understandings with respect to the distribution of the common stock.  The relationship, if any, between City Media and any selling stockholder is set forth below.  The following information is not determinative of any Selling Stockholder’s beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

Unless otherwise described below, to our knowledge, none of the selling security holders or their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus and such selling security holders are, to the best of our knowledge, not a broker/dealer or an affiliate of any broker/dealer. The selling security holders are:

					% of
				No. of	Ownership
	Number of		No. of	Shares	After
	Shares	% of	Shares	as a % of	Offering
Name of	Beneficially	Outstanding	Being	Outstanding	Assuming
Beneficial Owner	Owned	Shares	Registered	Shares	all Sold

KRAIG HIGGINSON	125,000	1.394%	31,250	0.348%	14.140%
KLAUS LANGHEINRICH	118,000	1.316%	29,500	0.329%	13.348%
HAROLD BARSON	100,000	1.115%	25,000	0.279%	11.312%
MIKE VARDAKIS	60,000	0.669%	15,000	0.167%	6.787%
TY D MATTINGLY	50,000	0.558%	12,500	0.139%	5.656%
MARK SANSOM	20,000	0.223%	5,000	0.056%	2.262%
KIP EARDLEY	15,000	0.167%	3,750	0.042%	1.697%
JACQUELINE JACOBS	10,000	0.112%	2,500	0.028%	1.131%
DAVID MERRELL	10,000	0.112%	2,500	0.028%	1.131%
HILLAREE WRIGHT	7,500	0.084%	1,875	0.021%	0.848%
RYAN WRIGHT	7,500	0.084%	1,875	0.021%	0.848%
JEANNETTE S HIGGINSON	7,000	0.078%	1,750	0.020%	0.792%
JILL CANDLAND	6,000	0.067%	1,500	0.017%	0.679%
JEFFREY T HARDMAN	6,000	0.067%	1,500	0.017%	0.679%
JUSTEENE BLANKENSHIP	5,000	0.056%	1,250	0.014%	0.566%
KATHY CARTER	5,000	0.056%	1,250	0.014%	0.566%
JAMES DOOLIN	5,000	0.056%	1,250	0.014%	0.566%
DAVID R DOWNS	5,000	0.056%	1,250	0.014%	0.566%
DEL HIGGINSON	5,000	0.056%	1,250	0.014%	0.566%
JAMES M HORNE	5,000	0.056%	1,250	0.014%	0.566%
BRET JENKINS	5,000	0.056%	1,250	0.014%	0.566%
DUANE S JENSON	5,000	0.056%	1,250	0.014%	0.566%

BARBARA JENSON	5,000	0.056%	1,250	0.014%	0.566%
LEE JOHNSON	5,000	0.056%	1,250	0.014%	0.566%
LYNETTE BUHLER KELSCH	5,000	0.056%	1,250	0.014%	0.566%
SYLVIA M KRAMBULE	5,000	0.056%	1,250	0.014%	0.566%
SWEN A MORTENSON	5,000	0.056%	1,250	0.014%	0.566%
MIKE STANGL	5,000	0.056%	1,250	0.014%	0.566%
MICHAEL DOOLIN	4,000	0.045%	1,000	0.011%	0.452%
TERESA JENSON	4,000	0.045%	1,000	0.011%	0.452%
JIM KATSANEVAS	2,500	0.028%	1,000	0.011%	0.226%
GEORGETTE KATSANEVAS	2,500	0.028%	1,000	0.011%	0.226%
COLLETTE MERIWETHER	2,500	0.028%	1,000	0.011%	0.226%
BRANDON MERIWETHER	2,500	0.028%	1,000	0.011%	0.226%
MARK MERIWETHER	2,500	0.028%	1,000	0.011%	0.226%
CHANELLE MERIWETHER	2,500	0.028%	1,000	0.011%	0.226%
BESSIE PANTELAKIS	2,500	0.028%	1,000	0.011%	0.226%
TERRY PANTELAKIS	2,500	0.028%	1,000	0.011%	0.226%
CATHIE B PEARSON	2,500	0.028%	1,000	0.011%	0.226%
DREW PEARSON	2,500	0.028%	1,000	0.011%	0.226%
MICHELLE TURPIN	2,000	0.022%	1,000	0.011%	0.151%
TODD ALBISTON	1,000	0.011%	1,000	0.011%	0.000%
JESSICA BLATTER	1,000	0.011%	1,000	0.011%	0.000%
SETH BLATTER	1,000	0.011%	1,000	0.011%	0.000%
STEVE BRAND	1,000	0.011%	1,000	0.011%	0.000%
KRISTA COOK	1,000	0.011%	1,000	0.011%	0.000%
GLEN COOK	1,000	0.011%	1,000	0.011%	0.000%
KARA FORD	1,000	0.011%	1,000	0.011%	0.000%
LANCE FORD	1,000	0.011%	1,000	0.011%	0.000%
TRISHA HIGGINSON	1,000	0.011%	1,000	0.011%	0.000%
ERIC HIGGINSON	1,000	0.011%	1,000	0.011%	0.000%
EMILY HIGGINSON	1,000	0.011%	1,000	0.011%	0.000%
BECKY LOVELESS	1,000	0.011%	1,000	0.011%	0.000%
ALEX LOVELESS	1,000	0.011%	1,000	0.011%	0.000%
MIC VIC LLC	1,000	0.011%	1,000	0.011%	0.000%

LISA STRADLING	1,000	0.011%	1,000	0.011%	0.000%
CLIFF STRADLING	1,000	0.011%	1,000	0.011%	0.000%

	663,000		182,000	27.451%

Plan of Distribution

The selling security holder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.   Presently, we are not listed on any markets or exchanges but we may apply for a listing on the OTCBB or Pink Sheets in the future.  These sales will be at $0.25 per share.   The Selling Stockholder may use any of the following methods when selling shares:

(1)	Ordinary brokerage transaction and transactions in which the broker-dealer solicits purchasers;
(2)	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(3)	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
(4)	An exchange distribution in accordance with the rules of the applicable exchange;
(5)	Privately negotiated transactions;
(6)	Settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
(7)	Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
(8)	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
(9)	A combination of any such methods of sale; or
(10)	Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

The selling security holders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown in compliance with FINRA rules.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.   All Selling Security Holders will comply with the provisions of Regulation M.   We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of December 24, 2010, there were 8,968,000 shares of common stock outstanding and no shares of preferred stock outstanding.  The following description is a summary of our securities and contains the material terms of our securities.  Additional information can be found in our articles of incorporation, bylaws and other documents discussed below.

Common stock

Holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which, the holders of common stock are entitled to vote. Subject to the rights of the holders of any preferred stock we may designate or issue in the future, or as may otherwise be required by law or our articles of incorporation, our common stock is our only common stock entitled to vote in the election of directors and on all other matters presented to our stockholders. The common stock does not have cumulative voting rights or preemptive rights. Subject to the prior rights of holders of preferred stock, if any, holders of our common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to receive such assets as are available for distribution to our stockholders after there shall have been paid, or set apart for payment, the full amounts necessary to satisfy any preferential or participating rights to which the holders of any outstanding series of preferred stock are entitled.

Preferred Stock

Our board of directors is authorized to issue preferred stock in one or more series and, with respect to each series, to determine the preferences, rights, qualifications, limitations and restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series.  Stockholders will not have an opportunity to object or vote on such rights, privileges and preference or on the issuance of any shares of preferred stock with the board of directors given this authority.

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us or any of our affiliates during the year ended December 31, 2009 or 2008 or for the period ended September 30, 2010.

Description of Business

History

City Media, Inc. (the “Company”) was incorporated in the state of Utah in April, 2005.  On or about September 24, 2010, the Company acquired Charta Systems, Inc. (“Charta”) for five million two hundred fifty thousand (5,250,000) shares of the Company’s common stock.  The acquisition of all the issued and outstanding stock of Charta in exchange for stock of City Media was intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Following the acquisition of the shares, Charta became a wholly owned subsidiary of the Company operating under the name Charta Systems, Inc.  The acquisition was accounted for as a reverse merger and Charta is considered to be the accounting acquirer.  Therefore, the historical financial information presented is that of Charta.  As part of the acquisition of Charta shareholder’s approved an amendment to our Articles of Incorporation which, among other items, increased the authorized shares to one hundred million (100,000,000) shares, par value $0.001 per share, with ninety million (90,000,000) shares designated as common stock and ten million (10,000,000) shares designated as preferred stock.  There are no preferred shares issued or outstanding and 8,968,000 shares of common stock are outstanding as of the balance sheet date.

The Company’s operations at inception were in the outdoor mobile advertising market primary focusing on mobile advertising on the sides and backs of commercial trucks. The company attempted to procure additional clientele through offering washing services to such target market and other high customer traffic areas for small and medium sized businesses. The vehicle and mobile wash equipment is currently rented to a former Officer, Craig Miller, at a rate of $500 per month.   In September of 2010 the Company acquired Charta Systems, Inc. Charta Systems has owned and operated non-financial institution cash dispensing only ATM’s (automatic teller machines) since May of 2008. The machines are placed in hotels, stores, bowling alleys, and other high customer traffic areas for small and medium sized businesses. The Company charges transaction fees on each ATM cash dispensing transaction at various rates as determined by location. The Company currently has eleven ATM’s in operation and owns an additional three ATM machines that are currently pending placement and is seeking to acquire additional machines as favorable new locations become available.

Charta Systems, Inc. merged with City Media in order to obtain efficiencies in cross marketing to similar target markets focused on high traffic consumer locations.  Additionally, the management of Charta held shares of City Media along with having outstanding notes payable from City whereby the economic value of these interests could be best maximized from a shareholder value through the business combination.  The acquisition provided for the consolidation of operational expenses and the addition of a shareholder base, registration rights, and the potential yielding of access to future capital.  It is not anticipated that additional capital raises will be sought until the summer of 2011.

Merger/Acquisition Charta

On or about September 24, 2010, City Media acquired Charta Systems, Inc. (“Charta”) for five million two hundred fifty thousand (5,250,000) shares of the Company’s common stock.  The acquisition of all the issued and outstanding stock of Charta in exchange for stock of City Media was intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Following the acquisition of the shares, Charta became a wholly owned subsidiary of the Company operating under the name Charta Systems, Inc.

General Development of Business

We are placing ATMs that we own and operate in third party owned high traffic commercial areas.  We maintain all basic level maintenance and serviceability requirements along with vault cash services and tracking.  Vault cash is comprised of the funds provided for customer withdrawal.  We primarily operate along the Wasatch front in Salt Lake City, Utah.  We believe that there are economies of scale that will help us achieve a higher rate of ATM deployment and possibly position us for consolidation in a very fragmented environment.  Our intent is to expand through the purchase of new ATM’s that are currently operating and through the addition of new ATM locations.

Business

Principal Products or Services and Their Markets

We are an independent owner operator of non-financial institution cash-dispensing only Automated Teller Machines (“ATM’s) at third-party owned retail and commercial locations for the benefit of the proprietor and customers seeking access to their cash through credit and debit cards.  We generate revenue through transaction or surcharge fees along with collecting interchange fees from processors.  Transaction or surcharge fees are determined by us in cooperation with the proprietor of the location and may or may not be split.  Interchange fees paid by the issuing card company may be paid to the processor and split with us, though this is not a guaranteed revenue stream like the surcharge fee.

Target Demographics / Customers

Charta Systems currently targets new locations and customers who seek the convenience of obtaining cash through the use of their credit or debit cards and are willing to pay a fee for the convenience.

We believe the deployment of quality ATMs presented in an appealing manner along with dependability for the repeat customer are simple but effective tools.  Utilization of attractive wooden enclosures and the avoidance of monogrammed or ornate self-advertisements appeal to the end user and sustain longer term relationships with the proprietor of the location.  Ultimately, ATMs provide a simple utilitarian function of dispensing cash to customers.  Prominently displayed signage and machines, convenient hours and easy access in areas not congested with independent competitors or financial intuitions are ideal.

When securing a retail location for an ATM the proprietor is typically concerned with space utilization and how to increase sales and reduce credit-card fees.

Distribution Methods of the Products or Services

Our services are distributed through our 11 cash machines at various locations primarily at small business locations around the Salt Lake City and Heber Utah areas.

Distribution and Marketing Plan

Our marketing plan is currently limited to identification of small and medium sized businesses that yield high consumer traffic for the placement of machines. This is a market that is not targeted by larger banks and financial institutions as the additional transaction types in these locations do not warrant the expense of putting a large expensive bank ATM in the location. The machines owned and operated by us are relatively smaller, less expensive, and cash dispensing only machines.

Target Demographics and Customer Profiles

Our demographic is anyone who owns a credit or debit card and wants the convenience of being able to obtain immediate cash.  The locations that yield the highest anticipated transaction volume for an indoor fixed location (excluding special events and other mobile applications which we do not conduct) are bars, convenience stores and gas stations.

The end user profile, industry wide, is anticipated to transact an average withdrawal of $60 per transaction with $20 being the most common amount.  The lower the amount of the withdrawal weighted against a static transaction fee will result in the highest return as function of vault cash utilization.  The age profile shows the highest utilization rate is between 25 and 49 years of age with a slightly higher weighting to the younger end of the curve.

Status of any Publicly Announced New Product or Service

We do not anticipate any new products or services in the near future and will focus, instead, on adding additional machines.

Competitive Business Conditions, Competitive Position in the Industry and Methods of Competition

The ATM industry is highly competitive and fragmented whereby 50% to 66% of ATMs are owned by independent operators.  The 2010 Federal Reserve Systems Payments Study concluded that the annual growth rate of ATM cash withdrawals from 2006 to 2009 was 0.8 percent with debit card transactions growing 14.8% and prepaid transactions growing 21.5% for the same three-year period.  Although banks and financial institutions have a large portion of the market, since we focus on smaller areas, we do not compete as directly with financial institutions as we do with other independent operators.  Most financial institutions maintain their machines only at very high traffic areas or on the site of their existing branches.  Within the Salt Lake area we are a very small operator and do not have the name recognition of approximately three established competitors. We have not made any bids into the large foot traffic areas occupied by our established competitors and believe that there is opportunity in the smaller retail areas that are not inundated with high ATM densities.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We conduct standard operations with financial institutions and processing companies that have no unique characteristics that could not easily be obtained.

Dependence on One or a Few Major Customers

We have deployed our ATMs to 11 different ATM locations that are privately owned and independent of one another so we are not dependent on any one location.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration

We do not have or foresee any patents, trademarks, licenses, franchises or labor contracts.

Though we do not have royalty agreements the Company does have contracts to share transaction fees with some of its locations in exchange for having ATMs on their premises and others are simple non-binding month to month agreements that can be cancelled whereby our machines are removed at the discretion of the location.  Such agreements may be considered a royalty payment.

Additionally, the Company has a processing agreement with National Link Inc. of San Dimas , CA to process the transactions on all the machines along with processing support from RBS Worldpay. National Link is paid an interchange fee from national and international banks and financial institutions that pay them for processing the transactions of their individual customers through the Company’s machines. This agreement can be terminated at any time by National Link with or without cause at their discretion; however there are numerous other processing companies the Company could easily engage to process its transactions.

General

A portion of the transaction fees are paid to each of the locations where we maintain our ATM’s and we rely on processing companies to complete the transaction of the customer.  We are able to maintain active on-line tracking of all transactions whereby return of the funds disbursed are returned to the us within 24 to 72 hours and all fee income is paid monthly.

Management Employment Agreements and IP Agreements

We have not entered into any employment agreements with management.  However, we have entered into an ATM Service Agreement with Wasatch ATM, LLC, a Utah limited liability company owned by Calvin Jones, to vault cash, and to operate, and maintain our machines for which we pay Wasatch $1,000 per month.  The owner of Wasatch ATM LLC, Calvin K. Jones, is a stockholder of City Media and the COO of Charta Systems.  This Agreement establishes the terms and conditions under which Charta will purchase both first and second line maintenance services along with vaulting services for automated teller machines that are either owned, leased, operated, or managed by Charta. Wasatch will provide each ATM location, both First Line Maintenance ("FLM") and Second Line Maintenance (SLM") as such services are collectively referred to as the "Maintenance Services" and "Vaulting Services”.

We have no intellectual properties.

Need for any Government Approval of our Principal Products or Services.

We know of no required governmental or regulatory approval of our principal products or services in our current markets; however, there can be no assurances that new regulations will not be enacted which would create additional requirements on our ability to deploy ATM machines or the fees we are able to charge.

Effect of Existing or Probable Governmental Regulations on our Business

Non-Bank owned ATMs are primarily regulated at the State level and Federal EFT (Electronic Fund Transfer) Law and more specifically Federal Regulation E, which was promulgated pursuant to the Federal EFT.  The regulatory requirements dictate basic disclosures such as clear markings including contact information, fee amounts, proper lighting.  Registration of the ATMs is complied with by assistance from the processing company.  Management believes that we are in full compliance with all state and federal regulations in this regard and have never had any violations.

Federal Regulation

Federal EFT and Regulation E, as promulgated pursuant to the Federal EFT are the governing regulation.  The purpose of the Act and the Federal Reserve Board Regulation is to provide a basic framework establishing the rights, liabilities, and responsibilities of participants in electronic fund transfer systems.  The primary objective of the Act and the Federal Reserve Board Regulation is the provision of individual consumer rights.

Recently defeated amendment (SA-3712) would have capped ATM fees at $.50 cent.  Additionally, the presentation of new amendments such as (SA-4085) that is currently being debated that would not cap fees necessarily at set price such as $.50 but rather cap fees to “bear a reasonable relation to the cost of processing the transaction” which would have a negative impact on our operations.  These proposed amendments would have a negative effect on our revenues.  At this time, it is difficult to predict the ultimate outcome of these proposed amendments.

Research and Development Activities

We are not currently engaged in any research and development.

Costs and Effects of Compliance with Environmental Laws (Federal, State and Local)

We have no known costs, and none are anticipated, from environmental laws, rules and regulations.

Number of Total Employees and Number of Full-Time Employees.

As of December 14, 2010, we employed no employees, except our executive officers that receive no salaries.  Also, the Chief Operations Officer of our wholly-owned subsidiary, Calvin Jones, is the principal of Wasatch ATM, LLC that we currently have an ATM servicing contract with and pay $1,000 per month.

Reports to Security Holders

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also find all of the reports that we have filed electronically with the SEC at their Internet site www.sec.gov.

Description of Property

We presently utilize the office space of our President, Thomas Howells and Travis Jenson a director at no cost, located at 4685 S. Highland Drive #202, Salt Lake City, Utah 84117.  Pursuant to our agreement with Wasatch ATM, LLC, we utilize, at no costs, space provided by Calvin Jones, a stockholder and an officer of Charta for non-deployed ATM’s.

Legal Proceedings

We are not currently a party to any legal proceedings.

Management’s Discussion and Analysis or Plan of Operations

Certain statements in this Report constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, among others, uncertainties relating to general economic and business conditions; industry trends; changes in demand for our products and services; uncertainties relating to customer plans and commitments and the timing of orders received from customers; announcements or changes in our pricing policies or that of our competitors; unanticipated delays in the development, market acceptance or installation of our products and services; changes in government regulations; availability of management and other key personnel; availability, terms and deployment of capital; relationships with third-party equipment suppliers; and worldwide political stability and economic growth. The words "believe", "expect", "anticipate", "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Critical Accounting Policies and Estimates

City Media’s accounting policies are more fully described in Note 2 of the consolidated financial statements.  As discussed in Note 2, the preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the future events that affect the amounts reported in the consolidated financial statements and the accompanying notes. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual differences could differ from these estimates under different assumptions or conditions.  City Media believes that the following addresses City Media’s most critical accounting policies.

The Company recognizes revenue on an as earned basis of net ATM transaction fees consisting of gross processing fees charged at the point of sale location less any portion of such fee payable to the location owner, as negotiated on a per location basis.  All transactions are preauthorized and no allowance for bad debt is required.

We account for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.”   Under ASC 740-10, deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets will be reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized.

Plan of Operation

With the acquisition of Charta Systems, Inc., City Media, Inc. plans to continue placing, managing, and servicing ATM machines for public utilization along the Wasatch Front in the State of Utah.  We believe that over the next two (2) years our operations will be able to sustain positive cash flows provided we can increase the number of ATMs in operation.   With each ATM machine costing $1,700, we will need to raise approximately $8,500 to add the five machines planned for 2011, with an additional approximate $25,000 for vault cash and installation costs for a total of $33,500.  If we are able to raise capital during the summer of 2011 , we believe we can reach profitability.  Currently we are in the process of looking for spots for three machines we already purchased and believe once these three machines are deployed, we will be at break even or a slight profit.  With each machine added after, we should start seeing a positive cash flow.  Given our current lack of liquidity and the current difficulty in obtaining debt from traditional banking sources, we will focus future fund raising on the sale of our equity securities.  There can be no assurance that we will be successful at raising additional capital and without additional capital, we will not be able to expand operations and reach long term profitability.

Results of Operations

For the Three Months Ended December 31, 2010, Compared to the Three Ended December 31, 2009.

During the three months ended December 31, 2010, we recognized $10,962 in revenues.  During the three months ended December 31, 2009, we recognized $9,034 in revenues.  City Media receives transaction or surcharge fees from its processing agent on a monthly basis along with interchange fees.  Such fees make up City Media’s revenue.  The liquidity of City Media has been primarily impacted by professional fees.  We anticipate we will incur additional expenses in filing and maintaining this registration statement and subsequent SEC filings.  Additionally, professional costs related to such filings will also likely increase; however, management believes that providing liquidity or an exit strategy to future potential investors warrants the immediate expense.

We had a net loss for the three months ended December 31, 2010, of $10,542 and $4,327 for the three months ended December 31, 2009.  Part of this loss was the result of increased expenses related to professional services in preparation of this S-1.  As we expand our operations, we are hopeful our revenues should start to increase.  We will need additional capital to expand operations and anticipate seeking equity capital in 2011.

Additionally, as our business operations are only beginning, it is difficult to predict our ability to generate sufficient revenue to generate positive cash flows.  Currently our biggest expenses are related to general and administrative costs which were $15,645 for the three months ended December 31, 2010 and $2,033 for the three months ended December 31, 2009.  Our service fee to maintain ATM cash levels and operating functionality is $1,000 a month.  We would anticipate these fees rising in the future as we deploy more machines.  Currently, we are averaging about $3,600 a year off of each machine in revenue.  As we increase the number of machines, we are hopeful we can move into better locations and multiple locations owned by the same landlord. This will allow us to increase the revenue generated by each machine.  Presently an ATM machine costs approximately $1,700 to purchase.  We have three machines that still need to be deployed and would like to add additional machines this year.  The ability to add additional machines is dependent on obtaining additional capital which there can be no assurance.  We believe if we could deploy our remaining three machines we purchased, we would be at a break even or slightly profitable stage in 2011.

For the Short Year Ended September 30, 2010, Compared to the Year Ended December 31, 2009.

During the short year ended September 30, 2010, we received $29,152 in revenues.  During the year ended December 31, 2009, we received $40,111 in revenues.  The liquidity of City Media during the short year ended was primarily impacted by accounting fees.  Additional expenses for filing this registration statement were also incurred.

We had a net loss for the short year ended September 30, 2010, of $6,433 and $7,020 for the year ended December 31, 2009.  Part of this loss was the result of increased expenses related to professional services in preparation for the merger.  Our general and administrative costs were $21,358 for the short year ended September 30, 2010 and $15,474 for the year ended December 31, 2009.

Liquidity and Capital Resources

Our principal liquidity through December 31, 2010, came from the original capital investment of our founding stockholders of approximately $80,000 paid in capital from Charta’s shareholders and $60,000 pursuant to City Media’s offering.  The Company has maintained compliance with this liquidity provision for the three months ended December 31, 2010 and 2009, and the short year ended September 30, 2010 and the year ended December 31, 2009.  As of December 31, 2010, we had a working capital deficit of ($319) compared to working capital at December 31, 2009 of $13,369.  For the short year ended September 30, 2010, we had working capital of $8,562 compared to working capital at December 31, 2009 of $13,369.  Given our current losses of approximately $6,000 to $7,000 per year, we will need to raise additional capital to execute on our business plan.  We hope to raise additional equity capital through the sale of shares of our stock but have not approach any potential investors about investing.  We believe if we are able to expand our operations by deploying additional machines, we will be able to obtain profitability and be able to expand.  However, any expansion will depend on our ability to raise the capital to purchase the machines and fund the “vault” cash for such machines.  We have relied on loans and equity investments by our management to fund shortfalls in the past and believe they will continue to provide such additional capital in the near term.  There are no agreements with management to provide such capital and our long term plans require us to raise the additional capital from third party investors.

We have not identified any additional sources of capital nor do we expect to unless this registration statement and a listing are obtained in the future which the outcome is uncertain.

Off Balance Sheet Arrangements

Neither City Media nor its wholly-owned subsidiary have had any off balance sheet arrangements from their respective periods to the date hereof.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the names of all of our current directors and executive officers as of December 27, 2010.  These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
Thomas J. Howells	CEO	9/28/10
	Director	9/24/10
Kelly Trimble	Treasurer	9/28/10
	Director	9/24/10
Travis T. Jenson	Director	9/28/10

Business Experience

Mr. Howells is 39 years of age. He graduated from Westminster College of Salt Lake City, Utah, with a Bachelor’s degree in Business in 1994 and a Master of Business Administration in 2004. Mr. Howells has been an employee of Jenson Services, Inc. for 14 years.  Mr. Howells is also the Secretary/Treasurer and a director of Jenson Services, a four-person consulting firm focusing primarily on general business consulting. Mr. Howells currently serves as the President and CEO of LipidViro Tech, Inc. (OTCBB: LPVO), a blank-check company since the disposition of its operating subsidiary in 2008, and as a director of Northsight Capital, Inc. (OTCBB: NCAP), a blank-check company since dissolving its water business in 2010.  Mr. Howells has served on the board of directors of TCX Calibur, Inc. (OTCBB: TCXB), currently a blank-check company, from which he resigned in January, 2009.  In addition, Mr. Howells resigned as a director from Energroup Holdings Corporation (Pink Sheets: ENHD), a Nevada corporation, in August, 2007, at which time it became based out of China and specializing in the slaughter and packaging of pork.  Since 2010, Mr. Howells has been the secretary of Plattform Building Systems, Inc., a privately held company in the construction business specializing in precast composite structural floor systems.

Mr. Trimble is 53 years old.  Mr. Trimble has been self-employed for the past 24 years during which time has been involved in personal investments in primarily development stage companies.  Mr. Trimble also provides consulting services to companies, and is a principal in Plattform Building Systems, Inc., a privately held company in the construction business specializing in precast composite structural floor systems.

Mr. Jenson graduated with honors from Westminster College in 1995 with a B.S. degree.  Since January of 1996, Mr. Jenson has worked for Jenson Services, Inc., a Utah corporation and four-person consulting firm focusing primarily on general business consulting.  Mr. Jenson is currently the President and a director of Jenson Services.  Additionally, Mr. Jenson has served on the board of a number of public companies and is currently the President and Director of TC X Calibur, Inc. (OTCBBB: TCXB), a blank-check Nevada corporation,  and is the President and a director of Northsight Capital, Inc. (OTCBB: NCAP), a blank-check Nevada corporation that dissolved its water business in 2010.

Directorships Held in other Reporting Issuers under the Exchange Act

Thomas J. Howells has served on the board of directors of TCX Calibur, Inc. (OTCBB: TCXB), from which he resigned in January, 2009.  In addition, Mr. Howells resigned as a director in August, 2007, from Energroup Holdings Corporation (OCTBB: ENHD), a Nevada corporation.  Mr. Howells is currently the President and a director of LipidViro Tech Inc. (OTCBB: LPVO) and as a director of Northsight Capital, Inc. (OTCBB: NCAP).

Travis T. Jenson has served on the board of a number of public companies and within the last four years was the Secretary, Treasurer, CFO and director of Autostrada Motors, Inc., a Utah corporation, until its reorganization in October, 2006.  Mr. Jenson is currently the President and a director of TC X Calibur, Inc. (OTCBB: TCXB), a Nevada corporation and the President and a director of Northsight Capital, Inc., a Nevada corporation (OTCBB: NCAP).

Identification of Certain Significant Employees

None.

Family Relationships

There are no family relationships between any of the directors or executive officers of City Media.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers (or those in similar positions with City Media) has been the subject of any of the following:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two (2) years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any federal or state securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of the aforementioned directors or executive officers have, during the last five (5) years, filed for bankruptcy, was convicted in a criminal proceeding or was the subject of any order, judgment, or decree permanently, temporarily, or otherwise limiting activities (1) in connection with the sale or purchase of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, (2) engaging in any type of business practice, or (3) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of an investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity.

Code of Ethics

We have not yet adopted a Code of Ethics that applies to all of our directors and executive officers serving in any capacity for our Company, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  We anticipate adopting a Code of Ethics in the first quarter of 2011.

Executive Compensation

The following table sets forth the aggregate compensation paid by us for services rendered during the periods indicated for our current directors and executive officers.   We currently have no plans to compensate our directors or our executive officers.

Salaries or Other Compensation

Management Summary Compensation Table

						Non-
						Equity	Non-
						Incentive	qualified	All
Name						Plan	Deferred	Other	Total
and				Stock	Option	Compen-	Compen-	Compen-	Earn-
Principal		Salary	Bonus	Awards	Awards	sation	sation	sation	ings
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(J)
Thomas J. Howells	09/30/2010	0	0	0	0	0	0	0	0
Director,	12/31/2009	0	0	0	0	0	0	0	0
President	12/31/2008	0	0	0	0	0	0	0	0

Kelly Trimble	09/30/2010	0	0	0	0	0	0	0	0
Director,	12/31/2009	0	0	0	0	0	0	0	0
Treasurer	12/31/2008	0	0	0	0	0	0	0	0

Travis T. Jenson	09/30/2010	0	0	0	0	0	0	0	0
Director	12/31/2009	0	0	0	0	0	0	0	0
	12/31/2008	0	0	0	0	0	0	0	0

Management Employment Agreements

None; Not applicable

Management Outstanding Equity Awards

None; Not applicable

Outstanding Equity Awards at Fiscal Year-End Table

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None.	None.	None.	None.	None.	None.	None.	None.	None.	None.

Compensation of Directors

Neither our directors or those who have served as directors of City Media received compensation for such service in addition to the compensation, if any, paid to them for service as executive officers as outlined above in the Summary Compensation Table.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as May 5, 2011 , the names, addresses and number of shares of common stock beneficially owned by all persons known to the management of City Media to be beneficial owners of more than 5% of the outstanding shares of common stock, and the names and number of shares beneficially owned by all directors of City Media and all executive officers and directors of City Media as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned).

For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

The following table sets forth the share holdings of those persons who own more than five percent (5%) of our common stock based upon 8,968,000 shares being outstanding as of May 5, 2011 :

Ownership of Principal Stockholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Jennifer Aguirre 5524 Chaparral Dr. Murray, UT 84123	1,000,000 shares	11.15%
Common Stock	Thomas Howells 4685 S. Highland Dr., Suite 202 Salt Lake City, UT 84117	1,423,750 shares (1)(2)	15.88%
Common Stock	Travis Jenson 4685 S. Highland Dr., Suite 202 Salt Lake City, UT 84117	1,422,750 shares (3)	15.86%
Common Stock	Calvin Jones 5524 Chaparral Dr. Murray, UT 84123	1,640,625 shares	18.29%
Common Stock	Kelly Trimble 4685 S. Highland Dr., Suite 207 Salt Lake City, UT 84117	2,771,875 shares	30.91%
Total		8,259,000 shares	92.09%

(1) Thomas Howells is a general partner of 3-2-1 Partners, a Utah limited partnership; therefore, Mr. Howells is deemed to be a beneficial owner of 3-2-1 Partners’ 2,000 shares.  These shares are included in Mr. Howells’ beneficial ownership.

(2) Thomas Howells is the spouse of Lisa Howells, a stockholder.  Therefore, Mr. Howells is deemed to be a beneficial owner of Lisa Howells’ 3,000 shares.  These shares are included in Mr. Howells’ beneficial ownership.

(3) Travis Jenson is the spouse of Sarah Jenson, a stockholder.  Therefore, Mr. Jenson is deemed to be a beneficial owner of Sarah Jenson’s 4,000 shares.  These shares are included in Mr. Jenson’s beneficial ownership.

Security Ownership of Management

The following table sets forth the share holdings of management as of December 14, 2010, based upon 8,968,000 shares being outstanding.

Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Thomas Howells 4685 S. Highland Dr., Suite 202 Salt Lake City, UT 84117	1,423,750 shares (1)(2)	15.88%
Common Stock	Kelly Trimble 4685 S. Highland Dr., Suite 207 Salt Lake City, UT 84117	2,771,875 shares	30.91%
Common Stock	Travis Jenson 4685 S. Highland Dr., Suite 202 Salt Lake City, UT 84117	1,422,750 shares (3)	15.86%
All Directors and Officers as a group (3)		5,618,375 shares	62.65%

(1) Thomas Howells is a general partner of 3-2-1 Partners, a Utah limited partnership; therefore, Mr. Howells is deemed to be a beneficial owner of 3-2-1 Partners’ 2,000 shares.  These shares are included in Mr. Howells’ beneficial ownership.

(2) Thomas Howells is the spouse of Lisa Howells, a stockholder.  Therefore, Mr. Howells is deemed to be a beneficial owner of Lisa Howells’ 3,000 shares.  These shares are included in Mr. Howells’ beneficial ownership.

(3) Travis Jenson is the spouse of Sarah Jenson, a stockholder.  Therefore, Mr. Jenson is deemed to be a beneficial owner of Sarah Jenson’s 4,000 shares.  These shares are included in Mr. Jenson’s beneficial ownership.

Changes in Control

There are no present arrangements or pledges of our securities which may result in a change in our control.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	None

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

The Company has a Service Agreement with Wasatch ATM, a Utah limited liability corporation owned and managed by a Company stockholder.  The agreement provides for Wasatch to provide all maintenance, repair and service work along with distribution of vault cash.  Wasatch is compensated at a set rate of $1,000 per month.  The owner of Wasatch ATM, LLC, Calvin K. Jones, is a stockholder of the Company and COO of Charta Systems, our wholly-owned subsidiary.

On May 28, 2008, the Company issued promissory notes to Kelly Trimble, our Secretary and a director and 3-2-1 Partners, a Utah Limited Partnership managed by our President, Thomas Howells in consideration for cash of $40,000 to be utilized for the express purpose of vault cash.  The terms require monthly interest payments at the rate of 1% per month of the outstanding principal balances.  The Company is required to maintain a collateral balance of all vault and depository accounts totaling no less than face value of the notes. No principal payments are currently required and none have been made as of December 31, 2010 .  The notes have been extended to May of 2012 and may be paid off earlier without penalty.  The Notes are only convertible to equity, pro-rata with the last equity issuance by the Company at the election of the holder, in the event of default.  There were no other material transactions, or series of similar transactions, during the Company’s last three fiscal years, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $120,000 and in which any promoter or founder of our or any member of the immediate family of any of the foregoing persons, had an interest other than the transaction noted.

Transactions with Promoters and Certain Control Persons

On May 28, 2008, the Company issued promissory notes to Kelly Trimble, our Secretary and a director and 3-2-1 Partners, a Utah Limited Partnership managed by our President, Thomas Howells in consideration for cash of $40,000 to be utilized for the express purpose of vault cash.  The terms require monthly interest payments at the rate of 1% per month of the outstanding principal balances.  The Company is required to maintain a collateral balance of all vault and depository accounts totaling no less than face value of the notes. No principal payments are currently required and none have been made as of December 31, 2010 .  The notes have been extended to May of 2012 and may be paid off earlier without penalty.  The Notes are only convertible to equity, pro-rata with the last equity issuance by the Company at the election of the holder, in the event of default.  As of December 31, 2010 and December 31, 2009, $400 is payable for interest incurred during the last month of each quarter .  There were no other material transactions, or series of similar transactions, during the Company’s last three fiscal years, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $120,000 and in which any promoter or founder of our or any member of the immediate family of any of the foregoing persons, had an interest other than the transaction noted.

Parents of the Issuer

We have no parents; however, we are the parent of Charta Systems, Inc., our wholly-owned subsidiary.

Director Independence

We have no independent directors.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Section 16-10a-902 (1) of the Utah Law authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 16-10a-902 (4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit.   Otherwise, Section 16-10a-902 (5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.   Section 16-10a-907 (1) extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith.   Section 16-10a-907 (1) extends this protection to officers of a corporation as well.

Pursuant to Section 16-10a-904(1), the corporation may advance a director’s expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.   Unless limited by the Articles of Incorporation, Section 16-10a-907 (2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

There are no provisions in our Articles of Incorporation that protect or indemnify our directors or executive officers beyond what is permitted by Utah Law.

Our bylaws provide that we may indemnify our officers and directors and may advance all expenses incurred to any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise. The Board of Directors may authorize the corporation to indemnify and advance expense to any officer, employee, or agent of the corporation who is not a director to the extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of City Media pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

At this time, there are no current or pending lawsuits which would require indemnification.

Market for Common Equity and Related Stockholder Matters

Our common stock is presently not quoted on any market or exchange.   We may apply for a listing in the future on the OTCBB or Pink Sheets.

Holders

The number of record holders of our common stock as of December 14, 2010, is approximately 66, not including an indeterminate number who may hold shares in “street name.”

Dividends

We have not declared any cash dividends with respect to our common stock and do not intend to declare dividends in the foreseeable future. Charta Systems, Inc. issued a return of paid-in-capital totaling $3,600 during the year ended December 31, 2008; however, our future dividend policy cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total:	None	None	None

Recent Sales of Unregistered Securities

During the last three years, we issued the following unregistered securities:

In September 2010, City Media issued 5,250,000 shares to the stockholders of Charta Systems in relation to the merger of City Media and Charta Systems.  City Media relied on Section 4(2) or the Securities Act and Regulation D, Rule 506 related to such issuance of shares in the merger.  There was a total of four stockholders issued stock in relation to the merger all of which were accredited investors.

In June 2008, City Media fully subscribed the offering and sale of 600,000 shares of restricted stock to accredited investors under Rule 506 as promulgated under the Securities and Exchange Act of 1934.  The shares were offered at $0.10 per share for gross proceeds of $60,000.  There were a total of 42 investors, all of which were “accredited investors.”

City Media Stock Option Grants

City Media granted no stock options to persons who were deemed to be “employees,” including individual independent persons who were consultants or advisors.

Securities Exemptions relied upon by Us in Issuing these Securities

We issued all of these securities to persons who were “accredited investors” as that term is defined in Regulation D of the SEC; and each such investor had prior access to all material information about us as each is and was then a director or executive officer or attorney for us.  We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the SEC.

Use of Proceeds of Registered Securities

Neither City Media nor Charta has had proceeds from the sale of registered securities.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. This prospectus and registration statement contains consolidated financial statements for the dates and year ended December 31, 2009, and for the short year ended September 30, 2010. The financial statements contained in this prospectus and registration statement for the year ended December 31, 2009, and the short year ended September 30, 2010 have been audited by Mantyla McReynolds, LLC independent registered accounting firm, as set forth in their report accompanying the consolidated financial statements and have been included herein in reliance upon such report, and upon the authority of said firm as experts in accounting and auditing.

Schwarz, LLC provided the opinion attached hereto as Exhibit 5.1 stating that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

Financial Statements

The following consolidated financial statements, notes thereto, and the related independent registered public accounting firm’s report contained on page F-1 to our consolidated financial statements are herein incorporated:

City Media, Inc.:

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

ADDITIONAL INFORMATION

City Media has filed this registration statement on Form S-1 under the Securities Act with the Commission, SEC File No. 333-171488 , under the Securities Act with respect to the securities offered by this prospectus.  This prospectus omits certain information contained in the registration statement.  For further information, reference is made to the registration statement and to the exhibits and other schedules filed therewith.  Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and where such contract or document is an exhibit to the registration statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit.  Copies of the complete registration statement, including exhibits, may be examined without charge at the Commission’s principal offices in Washington, D.C., and copies of all or any part of the filed materials may be obtained from the Public Reference Section of the Commission, at 100 F Street, N.E., Washington, D.C.  20549, on payment the usual fees for reproduction, or may be obtained from the Commission’s EDGAR Database at http://www.sec.gov.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
City Media, Inc.

We have audited the accompanying balance sheets of City Media, Inc. as of September 30, 2010 and December 31, 2009, and the related statements of operations, stockholders' equity, and cash flows for the short year ended September 30, 2010 and the year ended December 31, 2009. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of City Media, Inc., as of September 30, 2010 and December 31, 2009, and the results of their operations and their cash flows for the short year ended September 30, 2010 and the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mantyla McReynolds LLC
Mantyla McReynolds LLC
Salt Lake City, Utah
December 23, 2010

City Media, Inc.
Consolidated Balance Sheets
September 30, 2010 and December 31, 2009

	9/30/2010	12/31/2009
ASSETS

Current Assets:
Cash	$6,551	$10,407
Accounts Receivable	3,527	3,126
Other Current Assets:
Notes Receivable - Note 9	-	2,175
Interest Accrual on Notes Receivable - Note 9	-	24
Total Current Assets	10,078	15,732
Restricted Cash	40,000	40,000
Property plant & equipment net of accumulated depreciation
of $5,227 and $3,599, respectively, Notes 2 and 4	22,524	11,707
Intangible Assets	43,485	43,485

TOTAL ASSETS	$116,087	$110,924

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Related Party Accounts Payable, Note 5	$1,400	$1,400
Accounts Payable	116	963
Total Current Liabilities	1,516	2,363
Non Current Liabilities
Notes payable to related parties, Note 6	40,000	40,000
Total Liabilities	41,516	42,363

Stockholders' Equity, Note 8
Preferred Stock 10,000,000 shares authorized having a
par value of $.001 per share; with no shares issued
and outstanding as of September 30, 2010
and December 31, 2009, respectively	-	-
Common Stock 90,000,000 shares authorized having a
par value of $.001 per share; 8,968,000 and 5,250,000
shares issued and outstanding as of September 30, 2010
and December 31, 2009, respectively	8,968	5,250
Additional Paid-in Capital	83,875	75,150
Accumulated Deficit	(18,272)	(11,839)
Total Stockholders' Equity	74,571	68,561

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$116,087	$110,924

The accompanying notes are an integral part of these consolidated financial statements.

City Media, Inc.
Consolidated Statements of Operations
For the Short Year Ended September 30, 2010 and the Year Ended December 31, 2009

	For the	For the
	Short Year	Year
	Ended	Ended
	September 30,	December 31,
	2010	2009
Revenues
Revenues from transaction fees	$29,152	$40,111
Total Revenues	29,152	40,111

Operating Expenses
General and Administrative	21,358	15,474
Depreciation	1,627	2,430
Impairment of Intangible Assets, Note 7	-	10,208
Loss on disposition of assets, Note 7	-	1,714
Service, related party, Note 5	9,000	12,505
Total Operating Expense	31,985	42,331
Operating Income (Loss)	(2,833)	(2,220)
Interest Expense, related party, Note 6	(3,600)	(4,800)
Net Income (Loss)	$(6,433)	$(7,020)
Earnings (Loss) per Common Share - Basic and Diluted	$(0.01)	$(0.01)
Weighted Average Shares Outstanding - Basic & Diluted	5,331,714	5,187,500

The accompanying notes are an integral part of these consolidated financial statements.

City Media, Inc.
Consolidated Statement of Stockholders' Equity
For the Short Year Ended September 30, 2010 and the Year Ended December 31, 2009

					Additional		Net
	Preferred	Preferred	Common	Common	Paid-in	Accumulated	Stockholders'
	Shares	Stock	Shares	Stock	Capital	Deficit	Equity

Balance, December 31, 2008	-	$-	5,000,000	$5,000	$71,400	$(4,819)	$71,581

Issued Common Stock for Cash			250,000	$250	$3,750		$4,000

Net (loss)/income for the period ended December 31, 2009						(7,020)	(7,020)

Balance, December 31, 2009	-	$-	5,250,000	5,250	75,150	(11,839)	68,561

Recapitalization per merger,
September 24, 2010			3,718,000	3,718	8,725		12,443

Net (loss)/income for the period ended September 30, 2010						(6,433)	(6,433)

Balance, September 30, 2010	-	$-	8,968,000	$8,968	$83,875	$(18,272)	$74,571

The accompanying notes are an integral part of these consolidated financial statements.

City Media, Inc.
Consolidated Statements of Cash Flows
For the Short Year Ended September 30, 2010 and the Year Ended December 30, 2009

	For the	For the
	Short Year	Year
	Ended	Ended
	September 30,	December 31,
	2010	2009

Cash Flows Used For Operating Activities
Net Income (Loss)	$(6,433)	$(7,020)
Adjustments to reconcile net loss to net cash
from operating activities:
Loss on disposal of assets	-	214
Forgiveness of Note Receivable	8,458
Interest Accrual on Notes Receivable - Note 9	24	(24)
Depreciation	1,627	2,430
Impairment of Intangible Assets	-	10,208
(Increase)/Decrease in accounts receivable	(401)	(62)
Increase/(Decrease) in accounts payable	(848)	(138)
Net Cash from Operating Activities	2,427	5,608

Cash Flows from Investing Activities
Notes Receivable - Note 9	(6,283)	(2,175)
Asset Purchase, Note 4	-	(2,485)
Proceeds from Sale of Asset	-	600
Net Cash from Investing Activities	(6,283)	(4,060)

Cash Flows from Financing Activity
Proceeds from issuance of common stock	-	4,000
Net Cash from Financing Activities	-	4,000

Net Increase/(Decrease) in Cash	(3,856)	5,548
Beginning Cash Balance	10,407	4,859
Ending Cash Balance	$6,551	$10,407

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$3,600	$4,800
Cash paid during the year for taxes	$-	$-

Non-Cash Transactions
Equipment Exchanged for common stock in conjunction with
reverse merger	$12,444	$-
Total Non-Cash Transactions	$12,444	$-

The accompanying notes are an integral part of these consolidated financial statements.

City Media, Inc.
Notes to the Consolidated Financial Statements
September 30, 2010

NOTE 1 - ORGANIZATION

City Media, Inc. (the “Company”) was incorporated in the state of Utah in April, 2005.  On or about September 24, 2010, the Company acquired Charta Systems, Inc. (“Charta”) for five million two hundred fifty thousand (5,250,000) shares of the Company’s common stock.  Following the acquisition of the shares, Charta became a wholly owned subsidiary of the Company.  The acquisition was accounted for as a reverse merger and Charta is considered to be the accounting acquirer.  Therefore, the historical financial information included in the financial statements is that of Charta.  While Charta’s ownership became the majority ownership of the Company, the Company will continue under the name City Media, Inc.  Further, the Company approved an amendment to the Company’s Articles of Incorporation.  In addition to other items set forth in the restated and amended Articles, the Company increased the authorized shares to one hundred million (100,000,000) shares, par value $0.001 per share, with ninety million (90,000,000) shares designated as common stock and ten million (10,000,000) shares designated as preferred stock.  There are no preferred shares issued or outstanding and 8,968,000 shares of common stock are outstanding as of the balance sheet date.

The Company owns, maintains and places automated teller machines (“ATM’s”) at high traffic consumer locations in Salt Lake City, Utah and surrounding cities.

During September 2010, the Company’s fiscal yearend was changed from December 31 to September 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

b. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

c. Accounts Receivable

The Company records an account receivable for revenue earned but not yet collected.  If the Company determines any account to be uncollectible based on significant delinquency or other factors, it is immediately written off.  The Company has not had to incur any allowance for bad debt as transaction fees are preapproved prior to transaction.

d. Restricted Cash

The Company holds funds provided pursuant to certain related party notes payable that require the cash to be immediately available to the Company for ‘vault cash’ at all times.  The Company has maintained compliance with this liquidity provision for the short year ended September 30, 2010 and the year ended December 31, 2009.

The cash is restricted for the use of ‘vaulted’ cash in each ATM until transacted out by a customer and subsequently re-deposited into the Company’s depository account with a financial institution within one to three days.  The Company maintains real-time tracking of all cash inventory.

e. Equipment

The nature of the Company’s equipment is ATM’s.  The purchased equipment is stated at market value at the time of acquisition, the “Asset Purchase” (Note 4 hereinafter), and are depreciated utilizing a straight line method.  The useful life of each machine is approximately twelve years whereby, the purchased machines are estimated to be an average of six years old.  The Company also owns a Ford truck and pressure washer equipment.  Both the vehicle and the equipment are stated at market value at the time of acquisition, and are depreciated utilizing a straight line method over five years.  The Company has a policy to immediately expense equipment with a cost of less than $400.

	September 30,	December 31,
	2010	2009
ATM Machines	$15,306	$15,306
Truck and equipment	12,445	-
Accumulated Depreciation	5,227	3,599
Property plant & equipment net of accumulated depreciation	$22,524	$11,707

We review our long-lived assets for impairment in accordance with the guidance of FASB ASC 360-10, Property, Plant, and Equipment, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the capitalized costs of the assets to the future undiscounted net cash flows expected to be generated by the assets and the expected cash flows are based on recent historical cash flows.

f. Revenue Recognition

The Company recognizes revenue on an as earned basis of net ATM transaction fees consisting of gross processing fees charged at the point of sale location less any portion of such fee payable to the location owner, as negotiated on a per location basis.  All transactions are preauthorized and no allowance for bad debt is required.  Truck rental fees are recognized as earned on a monthly basis.

g. Basic and Diluted Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share has been calculated by dividing the net income (loss) for the year by the basic and diluted weighted average number of shares outstanding assuming that the capital structure in place upon the adoption of the Company’s current articles of incorporation had occurred as of the beginning of the first period presented.  There were no common stock equivalents as of September 30, 2010 and December 31, 2009.

h. Impact of New Accounting and Reporting Standards

In April 2010, the FASB issued ASU No. 2010-17, “Revenue Recognition - Milestone Method (Topic 605)” (“ASU 2010-17”) which provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for certain revenue transactions. This guidance is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010 (fiscal year 2011 for the Company). This accounting guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued new accounting guidance for revenue recognition with multiple deliverables. This guidance impacts the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. Additionally, this new accounting guidance modifies the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. The new guidance is effective for the Company prospectively for revenue arrangements entered into or materially modified beginning in the first quarter of fiscal 2011. Early adoption is permitted. This accounting guidance is not expected to have a significant impact on the Company’s financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

i. Intangibles

The Company’s intangible assets represent the allocated value of the purchase price paid for the ATM’s when the ATM’s were purchased in operating locations with written or implied contracts to continue to house the ATM’s for an indefinite period of time, thus exposing the ATM’s to the same customer base that existed prior to the purchase.  We test intangible assets determined to have indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that assets might be impaired. The Company uses a variety of methodologies in conducting impairment assessments of indefinite-lived intangible assets, including, but not limited to, discounted cash flows. For indefinite-lived intangible assets, other than goodwill, if the carrying amount exceeds the fair value, an impairment charge is recognized in an amount equal to that excess. See Note 7.

j. Income Taxes

The Company applies the provisions of Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 740 Income Taxes.  The Standard requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no tax liability.  At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

We classify tax-related penalties and net interest on income taxes as income tax expense. As of September 30, 2010 and December 31, 2009, no income tax expense had been incurred.

NOTE 3 – INCOME TAXES

On or about September 28, 2010 in relation to the acquisition of Charta Systems, Inc., the Company changed its fiscal year end from December 31 to September 30.  Consequently, the Company will file a short-year return for the 2010 tax year.  Prior to the reverse merger on September 24, 2010, Charta was an S-Corporation and was taxed at the stockholder level.  All income tax activity for the remainder of the short year ended September 30, 2010 was nominal. All prior period net operating losses at the parent level will be subject to the Section 382 limitation as a result of the Company undergoing a more than 50% change in ownership.  As a result of the limitation, the Company expects to receive zero or minimal future benefits from prior period net operating losses.

Uncertain Tax Positions

The Company has not made any adjustments to deferred tax asset or liabilities.  The Company did not identify any material uncertain tax positions of the Company on returns that have been filed or that will be filed.   Since it is not unlikely that the Net Operating loss will ever produce a tax benefit, even if examined by taxing authorities and disallowed entirely, there would be no effect on the financial statements.

A reconciliation of our unrecognized tax benefits for 2010 is presented in the table below:

Balance as of January 1, 2010	$0
Additions based on tax positions related to the current year	0
Reductions for tax positions of prior years	0
Reductions due to expiration of statute of limitations	0
Settlements with taxing authorities	0
Balance as of September 30, 2010	$0

NOTE 4 – EQUIPMENT RENTAL AGREEMENT

The Company leases to a third party a truck and various trailer mounted pressure washer equipment at a rate of $500 per month.  The term of the lease agreement is 36 months, commencing on September 24, 2010.

NOTE 5 – RELATED PARTY TRANSACTIONS / SERVICE AGREEMENT

The Company has a Service Agreement with Wasatch ATM, a Utah limited liability corporation owned and managed by a Company stockholder.  The agreement provides for Wasatch to provide all maintenance, repair and service work along with distribution of vault cash.  Wasatch is compensated at a set rate of $1,000 per month. The agreement is for thirty-six months and provides for an additional one-time $500 payable upon the placement of each additional ATM and an allowance of $500 per quarter for expenses.  As of September 30, 2010 and December 31, 2009, $1,000 was due to this party which is included in the “Related Party Accounts Payable” line item.

NOTE 6 - RELATED PARTY TRANSACTIONS / LONG-TERM DEBT

On May 28, 2008, the Company issued promissory notes to two executive officers in consideration for cash of $40,000 to be utilized for the express purpose of vault cash.  The terms require monthly interest payments at the rate of 1% per month of the outstanding principal balances.  The Company is required to maintain a collateral balance of all vault and depository accounts totaling no less than face value of the notes. No principal payments are currently required and none have been made as of September 30, 2010.  The notes have been extended to May of 2012 and may be paid off earlier without penalty.   The total interest paid on the notes for the short year ended September 30, 2010 was $3,600 compared to $4,800 for the year ended December 31, 2009.  The Notes are only convertible to equity, pro-rata with the last equity issuance by the Company at the election of the holder, in the event of default.  As of September 30, 2010 and December 31, 2009, $400 is payable for interest incurred during the last month of each fiscal year.

The Company utilizes office and storage space of its executive officers, for which no incremental costs are incurred.  No monetary value has been placed on this, nor have any accruals or payments been made.  Additionally, the Company has no employees who are not executive officers.  There are no amounts due to or from these parties as of the balance sheet date.

NOTE 7 – IMPAIRMENT OF INTANGIBLE ASSETS / LOSS ON DISPOSITION OF ASSETS

During the year ended December 31, 2009, the Company determined two locations to be non-viable, impairing intangible assets by $10,208.  The Company recorded a reduction in vault cash of $1,714 from losses of cash that are attributable to standard operations inherent in this business.

During the short year ended September 30, 2010, all locations used by the Company remained viable.

NOTE 8 – STOCKHOLDERS’ EQUITY

On or about September 24, 2010, the Company acquired Charta Systems, Inc. (“Charta”) for five million two hundred fifty thousand (5,250,000) shares of the Company’s common stock.  Following the acquisition of the shares, Charta became a wholly owned subsidiary of the Company.  Accordingly, the Company approved an amendment to the Company’s Articles of Incorporation.  In addition to other items set forth in the restated and amended Articles, the Company increased the authorized shares to one hundred million (100,000,000) shares, par value $0.001 per share, with ninety million (90,000,000) shares designated as common stock and ten million (10,000,000) shares designated as preferred stock.  There are no preferred shares issued or outstanding and 8,968,000 shares of common stock are outstanding as of the balance sheet date.

NOTE 9 - NOTES RECEIVABLE

Prior to the acquisition of Charta Systems, Inc., Charta had a note receivable from City Media that was forgiven in exchange for registration rights on a to-be-decided right of registration.  The accumulated principal on the note receivable as of December 31, 2009, was $2,175.  As of December 31, 2009, accrued interest on the note receivable was $24 for interest incurred during December 2009.

FINANCIAL STATEMENTS

City Media, Inc.:
Page
Three Months Ended December 31, 2010 and 2009
Condensed Consolidated Balance Sheets – December 31, 2010 and September 30, 2010	47
Condensed Consolidated Statements of Operations – For the Three Months Ended December 31, 2010 and 2009	48
Condensed Consolidated Statements of Cash Flows – For the Three Months Ended December 31, 2010 and 2009	49
Notes to Condensed Consolidated Financial Statements-For the Three Months Ended December 31, 2010 and 2009	50

City Media, Inc.
Condensed Consolidated Balance Sheets
December 31, 2010 and September 30, 2010

	12/31/2010	9/30/2010
	(Unaudited)
ASSETS

Current Assets:
Cash	$7,630	$6,551
Accounts Receivable	4,106	3,527
Total Current Assets	11,736	10,078
Restricted Cash	40,000	40,000
Property plant & equipment net of accumulated depreciation
of $6,886 and $5,227, respectively	20,864	22,524
Intangible Assets	43,485	43,485

TOTAL ASSETS	$116,085	$116,087

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Related Party Accounts Payable	$1,400	$1,400
Accounts Payable	10,655	116
Total Current Liabilities	12,055	1,516
Non Current Liabilities
Notes payable to related parties	40,000	40,000
Total Liabilities	52,055	41,516

Stockholders' Equity, Note 8
Preferred Stock 10,000,000 shares authorized having a
par value of $.001 per share; with no shares issued and
outstanding as of December 31, 2010 and September 30, 2010,
respectively	-	-
Common Stock 90,000,000 shares authorized having a
par value of $.001 per share; 8,968,000 shares issued and
outstanding as of December 31, 2010 and September 30, 2010,
respectively	8,968	8,968
Additional Paid-in Capital	83,876	83,875
Accumulated Deficit	(28,814)	(18,272)
Total Stockholders' Equity	64,030	74,571

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$116,085	$116,087

The accompanying notes are an integral part of these consolidated financial statements.

City Media, Inc.
Condensed Consolidated Statements of Operations
For the Three Months Ended December 31, 2010 and 2009
(Unaudited)

	For the	For the
	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2010	2009
Revenues
Revenues from transaction fees	$10,962	$9,034
Total Revenues	10,962	9,034

Operating Expenses
General and Administrative	15,645	2,033
Depreciation	1,659	574
Impairment of Intangible Assets	-	5,054
Loss on disposition of assets	-	1,500
Service, related party	3,000	3,000
Total Operating Expense	20,304	12,161
Operating Income (Loss)	(9,342)	(3,127)
Interest Expense, related party	(1,200)	(1,200)
Net Income (Loss)	$(10,542)	$(4,327)
Earnings (Loss) per Common Share - Basic and Diluted	$(0.01)	$(0.01)
Weighted Average Shares Outstanding - Basic & Diluted	8,968,000	5,187,500

The accompanying notes are an integral part of these consolidated financial statements.

City Media, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended December 31, 2010 and 2009
(Unaudited)

	For the	For the
	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2010	2009

Cash Flows From Operating Activities
Net Income (Loss)	$(10,542)	$(4,327)
Adjustments to reconcile net loss to net cash
from operating activities:
Loss on disposal of assets	-	1,100
Note Receivable	-	(2,175)
Interest Accrual on Notes Receivable	-	(24)
Depreciation	1,659	288
Impairment of Intangible Assets	-	5,054
(Increase)/Decrease in accounts receivable	(578)	259
Increase/(Decrease) in accounts payable	10,540	447
Net Cash from Operating Activities	1,079	622

Net Increase/(Decrease) in Cash	1,079	622
Beginning Cash Balance	6,551	9,785
Ending Cash Balance	$7,630	$10,407

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$1,200	$1,200
Cash paid during the period for taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

City Media, Inc.
Notes to the Condensed Consolidated Financial Statements
December 31, 2010

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at December 31, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's short year ended September 30, 2010 audited financial statements previously disclosed above.  The results of operations for the three month periods ended December 31, 2010 are not necessarily indicative of the operating results for the full year.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In December 2010, the FASB issued authoritative guidance which modifies the requirements of step one of the goodwill impairment test for reporting units with zero or negative carrying amounts.  This guidance modifies step one so that for those reporting units, an entity is required to perform step two of the goodwill impairment test if it is more likely than not that a goodwill impairment exists.  In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist.  This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010.  We do not expect the adoption of this guidance to have a material effect on our consolidated financial statements.
With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 3 – EQUIPMENT RENTAL AGREEMENT

The Company leases to a third party a truck and various trailer mounted pressure washer equipment at a rate of $500 per month.  The term of the lease agreement is 36 months, commencing on September 24, 2010.

NOTE 4 – RELATED PARTY TRANSACTIONS / SERVICE AGREEMENT

The Company has a Service Agreement with Wasatch ATM, a Utah limited liability corporation owned and managed by a Company stockholder.  The agreement provides for Wasatch to provide all maintenance, repair and service work along with distribution of vault cash.  Wasatch is compensated at a set rate of $1,000 per month. The agreement is for thirty-six months and provides for an additional one-time $500 payable upon the placement of each additional ATM and an allowance of $500 per quarter for expenses.  As of December 31, 2010 and September 30, 2010, $1,000 was due to this party which is included in the “Related Party Accounts Payable” line item.

NOTE 5 - RELATED PARTY TRANSACTIONS / LONG-TERM DEBT

On May 28, 2008, the Company issued promissory notes to two executive officers in consideration for cash of $40,000 to be utilized for the express purpose of vault cash.  The terms require monthly interest payments at the rate of 1% per month of the outstanding principal balances.  The Company is required to maintain a collateral balance of all vault and depository accounts totaling no less than face value of the notes. No principal payments are currently required and none have been made as of December 31, 2010.  The notes have been extended to May of 2012 and may be paid off earlier without penalty.   The total interest paid on the notes for the three months ended December 31, 2010 was $1,200 compared to $1,200 for the three months ended December 31, 2009.  The Notes are only convertible to equity, pro-rata with the last equity issuance by the Company at the election of the holder, in the event of default.  As of December 31, 2010 and September 30, 2010, $400 is payable for interest incurred during the last month of each fiscal quarter.

The Company utilizes office and storage space of its executive officers, for which no incremental costs are incurred.  No monetary value has been placed on this, nor have any accruals or payments been made.  Additionally, the Company has no employees who are not executive officers.  There are no amounts due to or from these parties as of the balance sheet date.

NOTE 6 – STOCKHOLDERS’ EQUITY

On or about September 24, 2010, the Company acquired Charta Systems, Inc. (“Charta”) for five million two hundred fifty thousand (5,250,000) shares of the Company’s common stock.  Following the acquisition of the shares, Charta became a wholly owned subsidiary of the Company.  Accordingly, the Company approved an amendment to the Company’s Articles of Incorporation.  In addition to other items set forth in the restated and amended Articles, the Company increased the authorized shares to one hundred million (100,000,000) shares, par value $0.001 per share, with ninety million (90,000,000) shares designated as common stock and ten million (10,000,000) shares designated as preferred stock.  There are no preferred shares issued or outstanding and 8,968,000 shares of common stock are outstanding as of the balance sheet date.

PART 11 – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$45
Transfer Agent fees	$1,500
Accounting and auditing fees and expenses	$3,000
Legal fees and expenses	$15,000

Total	$19,545

Item 14 - Indemnification of Directors

Section 16-10a-902 (1) of the Utah Law authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 16-10a-902 (4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit.   Otherwise, Section 16-10a-902 (5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.   Section 16-10a-907 (1) extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith.   Section 16-10a-907 (1) extends this protection to officers of a corporation as well.

Pursuant to Section 16-10a-904(1), the corporation may advance a director’s expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.   Unless limited by the Articles of Incorporation, Section 16-10a-907 (2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

There are no provisions in our Articles of Incorporation that protect or indemnify our directors or executive officers beyond what is permitted by Utah Law.

Our bylaws provide that we may indemnify our officers and directors and may advance all expenses incurred to any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise. The Board of Directors may authorize the corporation to indemnify and advance expense to any officer, employee, or agent of the corporation who is not a director to the extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of City Media pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

At this time, there are no current or pending lawsuits which would require indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the City Media pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for the indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudications of such issue.

City Media has agreed to indemnify, defend and hold the selling security holders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of , result from or relate to any breach of the stock purchase agreement or failure to perform with respect to any of its representations, warranties, or covenants contained therein.  In no event shall City Media or the selling security holders be entitled to recover consequential or punitive damages resulting from a breach or violation of the stock purchase agreement nor shall any party have liability in the event of gross negligence or willful misconduct or the indemnified party.

Item 15.  Recent Sales of Unregistered Securities

During the last three years, we issued the following unregistered securities:

In September 2010, City Media issued 5,250,000 shares to the stockholders of Charta Systems in relation to the merger of City Media and Charta Systems.  City Media relied on Section 4(2) or the Securities Act and Regulation D, Rule 506 related to such issuance of shares in the merger.  There was a total of four stockholders issued stock in relation to the merger all of which were accredited investors.

Ending in June 2008, City Media fully subscribed the offering and sale of 600,000 shares of restricted stock to accredited investors under Rule 506 as promulgated under the Securities and Exchange Act of 1934.  The shares were offered at $0.10 per share for gross proceeds of $60,000.

City Media Stock Option Grants

City Media has granted no stock options to persons who were deemed to be “employees,” including individual independent persons who were consultants or advisors.

Securities Exemptions relied upon by Us in Issuing these Securities.

We issued all of these securities to persons who were “accredited investors” as that term is defined in Regulation D of the SEC; and each such investor had prior access to all material information about us as each is and was then a director or executive officer or attorney for us.  We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the SEC.

With respect to City Media’s stock option grants, all except one minor stock option grant, were subject to self executing state securities law exemptions.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed.

Exhibit No.	Description	Location
2.1	Amended and Restated Articles of Incorporation*	Incorporated by Reference
2.2	Bylaws*	Incorporated by Reference
2.3	Agreement and Plan of Merger*	Incorporated by Reference
4.1	Specimen Common Stock Certificate*	Incorporated by Reference
5.1	Legal Opinion	This Filing
10.1	Processing agreement with National Link Inc.*	Incorporated by Reference
10.2	Service Agreement – Wasatch ATM*	Incorporated by Reference
10.3	Promissory Note – Timble and 3-2-1 Partners*	Incorporated by Reference
11.1	Computation of Per Share Earnings*	Incorporated by Reference
21	Subsidiaries*	Incorporated by Reference
23.1	Consent of Schwarz, LLC, Attorney at Law (see exhibit 5.1)	See 5.1
23.2	Consent of Mantyla McRenolds – Independent Registered Public Accounting Firm	This Filing

*Incorporated from the original Registration Statement on Form S-1 filed on December 30, 2010, File No. 333-171488.
______________

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.           If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake City, State of Utah on May 5, 2011 .

CITY MEDIA, INC.

Date:	May 5, 2011	By:	/s/Thomas Howells
Thomas Howells President and Chief Executive Officer, Principal Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas Howells as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on May 5, 2011 .

Signature	Name and Title

/s/ Thomas Howells	Thomas Howells
May 5, 2011	Director, President and Chief Executive Officer,
Principal Accounting Officer

/s/ Kelly Trimble	Kelly Trimble
May 5, 2011	Director, Secretary

/s/ Travis Jenson	Travis Jenson
May 5, 2011	Director